UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 John Daly blvd, Suite 260, Daly City, CA 94015	94015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 491-3449

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17, 2011, the Company and Nanotech Industries Inc. (“NTI”). entered into an Amendment to the Licensing Agreement (“Amendment Agreement”) previously entered into by and between the Parties on July 12, 2010. The Licensing Agreement was previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 5, 2010. The Amendment to the Licensing Agreement is intended to modify the Licensing Agreement as follows and no other changes are being made by means of this filing:

1.	Pursuant to the terms of the Amendment Agreement, the Territory as defined in Section 1 of the Licensing Agreement has been expanded to include the territory of the Customs union of Belorussia, Kazakhstan Republic and Russian Federation (the “Russian Territory”), on an exclusive basis for a period of ten years from the date of the signing of the Amendment Agreement.

2.	In exchange for the right to Manufacture and Sell in the Russian Territory, the Company shall pay to NTI an ongoing royalty of 7.5% payable as set out in section 2 (ii) of the Agreement and a one- time royalty fee of $150,000 payable within 12 months of the signing of this amendment.

3.	NTI shall grant the Company the right to sub-license it’s right to Manufacture and Sell in the Russian Territory to Nanotop, a Russian Corporation.

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

On March 14, 2011, the board of directors of EPOD Solar Inc. (the “Company”), authorized the extension of the expiration date of the common stock purchase warrants described below to 5:00 PM EST on February 28, 2014. This extension of the expiration date will apply to the following: (i) the 533,336 series A warrants issued to a third party pursuant to a securities purchase agreement entered into on August 16, 2010; and (ii) the 750,000 stock purchase issued to a consultant on July 14, 2010.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment to the Licensing Agreement, dated March 17, 2011

Licensing Agreement dated July 12, 2010 (1)

Note
(1)	Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By: /s/:Joseph Kristul
       Joseph Kristul
       President and Chief Executive Officer

Date: March 21, 2011